                         VERTICAL HEALTH SOLUTIONS, INC.
                             2001 STOCK OPTION PLAN

I.      Purpose.

        The purpose of this Vertical Health Solutions, Inc. 2001 Stock Option Plan is to promote the growth and profitability of Vertical Health Solutions, Inc., a
Florida corporation (the "Corporation"), by rewarding and incentivizing individuals who make valuable contributions to the Corporation's success, including officers and employees of the Corporation and its subsidiaries, and directors, consultants and advisors of the Corporation.

        The 2001 Stock Option Plan has been approved by the Board of Directors effective as of January 29, 2001 and will be submitted for approval by the Company's shareholders at the 2001 Annual Meeting of Shareholders.

II.     Definitions.

        The following terms shall have the meanings shown:

        2.1 "Board of Directors" means the Board of Directors of the Corporation.

        2.2 "Change of Control" means any event described in Section 6.1.

        2.3 "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time.

        2.4 "Committee" means the Committee appointed by the Board of Directors to administer the Plan pursuant to Article IX of the Plan.

        2.5 "Common Stock" means the Common Stock, par value $.001 per share, of the Corporation, except as provided in Section 7.2 of the Plan.

        2.6 [Reserved]

        2.7 "Consultant" means any person (including corporations, partnerships and limited liability companies as well as individuals) engaged by the Corporation to perform services for the Corporation or any Subsidiary on a regular and on-going basis who is not a common law employee of the Corporation.

        2.8 "Date of Grant" means the date specified by the Board of Directors, the
Committee or the President, as the case may be, on which a grant of Options shall become effective.

        2.9 "Director" means a member of the Board of Directors of the Corporation.

        2.10 "Disability" means a medically diagnosable mental or physical condition which the Committee has determined, based on such medical evidence as it may find satisfactory, will prevent a Participant from performing his or her duties for the Corporation and is expected to be permanent.

        2.11 "Executive Officer" means each of the Company's Chief Executive Officer,
President, any Executive Vice President and any Senior Vice President.

        2.12 "Fair Market Value" means the fair market value of a share of Common
Stock as determined by the Board of Directors in good faith and as reflected in the minutes of the Board. In the event that the Corporation undertakes a public offering of Common Stock or the Common Stock otherwise is listed for trading on a national securities exchange or a national automated quotation system, then thereafter the Fair Market Value shall be determined by reference to the average of the closing price quotations, or, if none, the average of the bid and asked prices, reported with respect to the sale of Common Stock over a period of up to ten (10) trading days preceding the date of grant.

        2.13 "Incentive Stock Options" means Options intended to qualify for favorable tax treatment as incentive stock options under Code Section 422.

        2.14 "Option Agreement" means a written agreement between the Corporation and a Participant who has been granted Options under this Plan. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        2.15 "Option Price" means, with respect to any Option, the amount designated in a Participant's Option Agreement as the price per share he or she will be required to pay to exercise the Option and acquire the shares subject to such
Option.

        2.16 "Options" means any rights to purchase shares of Common Stock granted pursuant to Article IV of this Plan, including Incentive Stock Options subject to the additional requirements described in Article V.

        2.17 "Participant" means any current or former employee of the Corporation or any Subsidiary, or any Consultant or Director, who has been granted Options under the terms of this Plan.

        2.18 "Plan" means this Vertical Health Solutions, Inc. 2001 Stock Option Plan, as the same may be amended from time to time.

        2.19 "Subsidiary" means any corporation which, on the date of determination, qualifies as a subsidiary corporation of the Corporation under Section 425(f) of the Code.

III.    Eligibility.

        3.1 Participation. The Committee may grant Options under this Plan to any officer, employee or Consultant of the Corporation or any Subsidiary. The Committee
may also grant Options to any Director, subject to the restrictions in Section 3.3.
In granting such awards and determining their form and amount, the Committee shall give consideration to the functions and responsibilities of the individual, his or her potential contributions to profitability and sound growth of the Corporation and such other factors as the Committee may, in its discretion, deem relevant.

        3.2 Participants Who are Not Executive Officers. Notwithstanding Section
3.1 or any other provisions of this Plan, the Chief Executive Officer and
President of the Corporation are delegated the authority to grant Options to purchase up to 1,000 shares of Common Stock per calendar year to Participants who are not Executive Officers. The President shall notify the Committee promptly of each of such grants.

        3.3 Directors. Members of the Board of Directors who are officers of the
Corporation or Consultants shall be eligible for Options under this Plan on the same terms as other officers or Consultants. Other members of the Board of
Directors shall be eligible for Options only to the extent specified in such general policy on compensation of nonemployee Directors as may be established by the Board of Directors.

IV.     Options.

        4.1 Terms and Conditions. Subject to Section 3.2 and 3.3, the Committee
may, in its sole discretion, from time to time grant Options to any officer, employee, Director or Consultant of the Corporation or any Subsidiary selected by the Committee pursuant to Section 3.1. The grant of an Option to a
Participant shall be evidenced by a written Option Agreement in substantially the form approved by the Committee. Such Option shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the terms of this Plan, as the Committee may determine to be appropriate.

        (a) Shares Covered. The Committee shall, in its discretion, determine the number of shares of Common Stock to be covered by the Options granted to any
Participant.

        (b) Exercise Period. The term of each Option shall be for such period as the Committee shall determine, but for not more than ten years from the Date of
Grant thereof. The Committee shall also have the discretion to determine when each Option granted hereunder shall become exercisable, and to prescribe any vesting schedule limiting the exercisability of such Options as it may deem appropriate.

        (c) Option Price. The Option Price payable for the shares of Common Stock covered by any Option shall be determined by the Committee, but shall in no event be less than the Fair Market Value of Common Stock on the Date of Grant.

        (d) Exercise of Options. A Participant may exercise his or her Options from time to time by written notice to the Corporation of his or her intent to exercise the Options with respect to a specified number of shares. The specified number of shares will be issued and transferred to the Participant upon receipt by the Corporation of (i) such notice and (ii) payment in full for such shares, and (iii) receipt of any payments required to satisfy the Corporation's tax withholding obligations pursuant to Section 8.3.

        (e) Payment of Option Price Upon Exercise. Each Option Agreement shall provide that the Option Price for the shares with respect to which an Option is exercised may be paid to the Corporation at the time of exercise, in the form of
(i) cash, (ii) delivery to the Corporation of whole shares of Common Stock already owned by the Participant, valued at their Fair Market Value on the day immediately preceding the date of exercise, (iii) at the discretion of the
Committee, a promissory note secured by a pledge of the shares of Common Stock, or (iv) a combination of any of the above equal to the Option Price for the shares.

        (f) Cashless Exercises. Alternatively, the Corporation may permit the
Participant to exercise an Option by delivery of a signed, irrevocable notice of exercise, accompanied by payment in full of the Option Price by the Participant's stockbroker and an irrevocable instruction to the Corporation to deliver the shares of Common Stock issuable upon exercise of the Option promptly to the Participant's stockbroker for the Participant's account, provided that at the time of such exercise, such exercise would not be illegal under the federal securities laws, including laws governing margin loans.

        4.2 Effect of Termination.

        (a) If a Participant ends his employment or other relationship with the
Corporation (or with the relevant Subsidiary) for any reason other than retirement, disability or death, his or her Options (including vested Options)
shall terminate immediately upon the date of the termination, unless the
Committee decides in its sole discretion to waive this termination and amends the Participant's Option Agreement to provide for an extended exercise period.

        (b) Any Option Agreement may, in the Committee's sole discretion, include such provisions as the Committee deems advisable with respect to an individual
Participant's right to exercise the Option subsequent to retirement, or subsequent to termination of such employment (or other relationship) by reason of total and permanent disability; provided, that, in no event shall any Option be exercisable after the fixed termination date set forth in the Participant's
Option Agreement.

        (c) Any Option Agreement may, in the Committee's sole discretion, provide that, in the event of the Participant's death while he or she has the right to exercise his or her Options, the Options may be exercised (to the extent they had become exercisable prior to the time of the Participant's death), during such period of up to one year after date of the Participant's death as the
Committee deems to be appropriate, by the personal representative of the
Participant's estate, or by the person or persons to whom the Options shall have been transferred by will or by the laws of descent and distribution.

        4.3 Incentive Stock Options. The Options granted under this Plan may be either Incentive Stock Options or options not intended to constitute incentive stock options qualifying under Code Section 422; provided that, Incentive Stock
Options may only be granted to individuals who are common employees of the
Corporation or its Subsidiaries; and further provided, any Incentive Stock
Option shall be subject to the additional requirements stated in Article V of this Plan.

        4.4 Authority to Waive Restrictions on Exercisability. The Committee may,
in its sole discretion, determine at any time that all or any portion of the
Options granted to a Participant under the Plan shall, notwithstanding any restrictions on exercisability imposed pursuant to Section 4.1(b), become immediately exercisable in full. The Committee may make such further adjustments to the terms of such Options as it may deem necessary or appropriate in connection therewith.

        4.5 Non-Assignability. Options granted under this Plan shall generally not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, or as described in the next paragraph.

        Notwithstanding the foregoing, the Committee may, in its discretion, permit an individual Participant to transfer all or a portion of his or her Options to members of his or her immediate family, to trusts for the benefit of members of his immediate family, or to family partnerships in which immediate family members are the only partners, provided that the Participant may receive no consideration for such transfers, and that such Options shall still be subject to termination in accordance with Section 4.2 above in the hands of the transferee. The Committee may also, in its discretion, permit a Consultant to transfer all or a portion of the Options granted by reason of services he or she performs for the Corporation as an employee or partner of a consulting firm to his or her consulting firm, provided that such Options shall still be subject to termination in accordance with Section 4.2 above in the hands of the transferee, or permit a Consultant which is organized as a partnership or limited liability company to transfer the Options to its members, subject to termination in accordance with Section 4.2 if the Consultant ends its relationship with the
Corporation.

        4.6 Covenants Not to Compete. The Committee may, in its discretion, condition any Option granted to an Employee, Consultant or Director on such
Participant's agreement to enter into such covenant not to compete with the
Corporation as the Committee may deem to be desirable. Such covenant not to compete shall be set forth in the Participant's Stock Option Agreement, and the
Stock Option Agreement shall provide that the Option shall be forfeited immediately, whether otherwise vested or not, if the Board of Directors determines that the Participant has violated his or her covenant not to compete.
In addition, in the Committee's discretion, the Participant's Stock Option
Agreement may also provide that if the Participant breaches his or her covenant not to compete, the Corporation shall have the right to repurchase any shares of
Common Stock previously issued to the Participant pursuant to an exercise of the
Option, at a repurchase price equal to the Option Price paid by the Participant.

V.      Incentive Stock Options.

        The Committee may, in its discretion, specify that any Options granted to a Participant who is an individual employed by the Corporation or a Subsidiary as a common law employee shall be ISOs qualifying under Code Section 422.

        5.1 Each Stock Option Agreement which provides for the grant of ISOs shall expressly state that such Options are intended to qualify as ISOs. Each provision of the Plan and of each Stock Option Agreement relating to an Option designated as an ISO shall be construed so that such Option qualifies as an ISO, and any provision that cannot be so construed shall be disregarded.

        5.2 Any Options granted under this Plan which are designated as ISOs shall comply with the following additional requirements:

        (a) The aggregate Fair Market Value (determined at the time an ISO is granted) of the shares of Common Stock (together with all other stock of the
Corporation and all stock of any Parent or Subsidiary) with respect to which the
ISOs may first become exercisable by an individual Participant during any calendar year, under all stock option plans of the Corporation (or any Parent or
Subsidiaries) shall not exceed $100,000. To the extent this limitation would otherwise be exceeded, the Option shall be deemed to consist of an ISO for the maximum number of shares which may be covered by ISOs pursuant to the preceding sentence, and a nonstatutory option for the remaining shares subject to the
Option.

        (b) The Option Price payable upon the exercise of an ISO shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant.

        (c) In the case of an ISO granted to a Participant who is a ten percent shareholder of the Corporation, the period of the Option shall not exceed five years from the Date of Grant, and the Option Price shall not be less than 110 percent of the Fair Market Value of Common Stock on the Date of Grant.

        (d) No ISO granted under this Plan shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution.
During the life of the Participant, any ISO shall be exercisable only by the
Participant.

VI.     Change in Control Transactions.

        6.1 Change in Control. For purposes of this Plan, a "Change in Control"
shall include any of the events described below:

        (a) The acquisition in one or more transactions of more than thirty percent of the Corporation's outstanding Common Stock, or the equivalent in voting power of any classes or classes of securities of the Corporation entitled to vote in elections of directors, by any corporation, or other person or group (within the meaning of Section 14(d)(3) of the Securities Exchange Act of 1934, as amended);

        (b) Any merger or consolidation of the Corporation into or with another corporation in which the Corporation is not the surviving entity, or any transfer or sale of substantially all of the assets of the Corporation or any merger or consolidation of the Corporation into or with another corporation in which the Corporation is the surviving entity and, in connection with such merger or consolidation, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for other stock or securities of the
Corporation or any other person, or cash, or any other property.

        (c) Any election of persons to the Board of Directors which causes a majority of the Board of Directors to consist of persons other than (i) persons who were members of the Board of Directors on January 29, 2001, and (ii) persons who were nominated for election as members of the Board by the Board of
Directors (or by a Committee of the Board) at a time when the majority of the
Board (or of such Committee) consisted of persons who were members of the Board of Directors on January 29, 2001; provided, that any person nominated for election by the Board of Directors composed entirely of persons described in (i)
or (ii), or of persons who were themselves nominated by such Board, shall for this purpose be deemed to have been nominated by a Board composed of persons described in (i).

        (d) Any person, or group of persons, announces a tender offer for at least thirty percent of the Corporation's Common Stock.

        6.2 Effect of Change in Control. In the event of a pending or threatened
Change in Control, the Committee may, in its sole discretion, take any one or more of the following actions with respect to all Participants:

                (i) Accelerate the exercise dates of any outstanding Options, and make all outstanding Options fully vested and exercisable;

                (ii) Pay cash to any or all Option holders in exchange for the cancellation of their outstanding Options;

                (iii) Make any other adjustments or amendments to the Plan and/or substitute new Options or other awards for outstanding Options.

VII.    Aggregate Limitation on Shares of Common Stock.

        7.1 Number of Shares of Common Stock.

        (a) Shares of Common Stock which may be issued to Participants pursuant to
Options under the Plan may be either authorized and unissued shares of Common
Stock or of Common Stock held by the Corporation as treasury stock.

        (b) The number of shares of Common Stock reserved for issuance under this
Plan shall not exceed 1,500,000 shares of Common Stock, subject to such adjustments as may be made pursuant to Section 7.2.

        (c) For purposes of Section 7.1(b), upon the exercise of an Option, the number of shares of Common Stock available for future issuance under the Plan shall be reduced by the number of shares actually issued to the Participant, exclusive of any shares surrendered to the Corporation as payment of the Option price.

        (d) Any shares of Common Stock subject to an Option which for any reason is canceled, terminates unexercised or expires shall again be available for issuance under the Plan.

        7.2 Adjustments of Stock. In the event of any change or changes in the outstanding Common Stock of the Corporation by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or any similar transaction, the number of shares of Common Stock which may be issued under this Plan, the number of shares of Common Stock subject to Options theretofore granted under this Plan, the Option Price of such Options shall be adjusted in such manner as the Board of Directors deems appropriate to prevent substantial dilution or enlargement of the rights granted to a Participant.

VIII.   Miscellaneous.

        8.1 Substitutions. New option rights may be substituted for the Options granted under the Plan, or the Corporation's duties as to Options outstanding under the Plan may be assumed by a Subsidiary, by another corporation or by a parent or subsidiary (within the meaning of Section 425 of the Code) of such other corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the
Corporation is involved. In the event of such substitution or assumption, the term Common Stock shall thereafter include the stock of the corporation granting such new option rights or assuming the Corporation's duties as to such Options.

        8.2 General Restriction. Any Option award granted under this Plan shall be subject to the requirement that, if at any time the Committee shall determine that any registration of the shares of Common Stock, or any consent or approval of any governmental body, or any other agreement or consent, is necessary as a condition of the granting of an Option, or the issuance of Common Stock in satisfaction thereof, such Common Stock will not be issued or delivered until such requirement is satisfied in a manner acceptable to the Committee.

        8.3 Withholding Taxes.

        (a) If the Corporation determines that it has any tax withholding obligation with respect to a Participant, the Corporation shall have the right to require that Participant to remit to the Corporation an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any shares of Common Stock under the Plan.

        (b) The Corporation shall have the right to withhold from payments made in cash to a Participant under the terms of the Plan, an amount sufficient to satisfy any federal, state and local withholding tax requirements imposed with respect to such cash payments.

        (c) Amounts to which the Corporation is entitled pursuant to Section 8.3(a)
or (b), may be paid, at the election of the Participant and with the approval of the Committee, either (i) in cash, (ii) withheld from any compensation payable to the Participant by the Corporation, including cash payments made under this
Plan, or (iii) in shares of Common Stock otherwise issuable to the Participant upon exercise of an Option, that have a Fair Market Value on the date on which the amount of tax to be withheld is determined (the "Tax Date") not less than the minimum amount of tax the Corporation is required to withhold. A
Participant's election to have shares of Common Stock withheld that are otherwise issuable shall be in writing, shall be irrevocable upon approval by the Committee, and shall be delivered to the Corporation prior to the Tax Date with respect to the exercise of an Option.

        8.4 Investment Representation. If the Committee determines that a written representation is necessary in order to secure an exemption from registration under the Securities Act of 1933, the Committee may demand that the Participant deliver to the Corporation at the time of any exercise of any Option, any written representation that Committee determines to be necessary or appropriate for such purpose, including but not limited to a representation that the shares to be issued are to be acquired for investment and not for resale or with a view to the distribution thereof. If the Committee makes such a demand, delivery of a written representation satisfactory to the Committee shall be a condition precedent to the right of the Participant to acquire such shares of Common
Stock.

        8.5 Non-Uniform Determinations. The Committee's determinations under this
Plan (including without limitation its determinations of the persons to receive
Options, the form, amount and timing of such awards and the terms and provisions of such awards) need not be uniform and may be made by it selectively among
Participants who receive, or are eligible to receive, awards under this Plan, whether or not such Participants are similarly situated.

        8.6 No Rights as Shareholders. Participants granted Options under this Plan shall have no rights as shareholders of the Corporation as applicable with respect thereto unless and until certificates for shares of Common Stock are issued to them.

        8.7 Transfer Restrictions. The Committee may determine that any Common
Stock to be issued by the Corporation upon the exercise of Options shall be subject to such further restrictions upon transfer as the Committee determines to be appropriate.

IX.     Administration of the Plan.

        9.1 The Plan shall be administered on a day to day basis by the Committee.
The Committee shall be comprised of one or more directors or executive officers of the Corporation appointed by the Board of Directors and need not be composed of directors or directors who qualify as "disinterested" within the meaning of
SEC Rule 16b-3. The Committee shall serve at the pleasure of the Board of
Directors.

        9.2 The Committee shall have the authority, in its discretion but subject to Sections 3.2 and 3.3 of this Plan, and subject to the overall supervision of the Board of Directors, from time to time: (i) to grant Options to eligible employees, Directors and Consultants, as provided for in this Plan; (ii) to prescribe such limitations, restrictions and conditions upon any such awards as the Committee shall deem appropriate; or (iii) to determine the periods during which Options may be exercised and to accelerate the exercisability of outstanding Options, as it may deem appropriate;

        9.3 The Committee shall have the authority, in its discretion, from time to time, to: (i) modify, cancel, or replace any prior Options or other awards and to amend the relevant Option Agreements with the consent of the affected
Participants, including amending such agreements to amend vesting schedules, extend exercise periods or increase or decrease the Option Price for Options, as it may deem to be necessary; and (ii) to interpret the Plan, to adopt, amend and rescind rules and regulations relating to the Plan, and to make all other determinations and to take all other action necessary or advisable for the implementation and administration of the Plan. A majority of the Committee shall constitute a quorum, and the action of a majority of members of the Committee present at any meeting at which a quorum is present, or acts unanimously adopted in writing without the holding of a meeting, shall be the acts of the Committee.

        9.4 All actions taken by the Committee shall be final, conclusive and binding upon any eligible Participant. Neither the Committee nor any members of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

X.      Amendment and Termination.

        10.1 Amendment or Termination of the Plan. The Board of Directors may at
any time terminate this Plan or any part thereof and may from time to time amend this Plan as it may deem advisable. The termination or amendment of this Plan shall not, without the consent of the Participant, affect any Participant's rights under an award previously granted.

        10.2 Term of Plan. Unless previously terminated pursuant to Section 10.1, the Plan shall terminate on January 29, 2011, the tenth anniversary of the date on which the Plan became effective, and no Options may be granted on or after such date.

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